October 27, 2018

ANDY GREIDER
1010 MARVIN AVE
LEBANON, PA 17042

PACIFIC STOCK TRANSFER
6725 VIA AUSTI PKWY
SUITE 300
LAS VEGAS, NV 89119

To Whom It May Concern:

This letter is to detail the mutual intentions of Andy Greider (the “Shareholder”) and Greene Concepts Incorporated (the “Issuer”) to retire and return to the Issuer’s treasury 225,000,000 (Two Hundred Twenty-Five Million) shares of Common Stock issued as follows: 225,000,000 (CS3- 14072) issued as of 05/18/16 (the “Shares”).

The Shareholder is the sole holder of record of the Shares, and is the beneficial owner of the Shares, free and clear of all Liens, and there exists no restriction on the transfer of the Shares to the Company. Upon execution hereof, Stockholder shall deliver to the Company at good and marketable title to the Shares free and clear of all Liens.

Let this letter serve as authorization to Pacific Stock Transfer Co. (the “Transfer Agent”), upon execution hereof, the Shareholder shall deliver to the Transfer Agent the certificates representing the Shares (unless the shares are held exclusively in book-entry) for cancellation, duly executed for cancellation and accompanied by stock powers duly executed.

Sincerely,

Andy Greider

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to:

Greene Concepts, Inc.

225,000,000 shares of Common stock of Greene Concepts, Inc.

Represented by certificate No.CSI-14072

Inclusive, standing in the name of the undersigned on the books of said company.

The undersigned does (do) hereby irrevocably constitute and appoint:

Pacific Stock Transfer

attorney to transfer the said stock on the books of said company, with full power of substitution in the premises.

Dated: 10/27/2018
Andy Greider
X

(Person(s) Executing This Power Sign(s) Here)

IMPORTANT-PLEASE READ CAREFULLY

This signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration or enlargement or any change whatever.

BOARD RESOLUTION
OF

Greene Concepts, Inc.

The undersigned, being the Directors of Greene Concepts, Inc.

, a New York corporation, does hereby, consent to the adoption of the following resolutions:

RESOLVED, that the Board of Directors, hereby adopts and approves the Rescission and Cancellation of 225,000,000 shares of the Company issued to Andy Greider Certificate # CS3 14072

RESOLVED, that the Board approves and stands behind the hold harmless letter issued on January 9, 2020, authorizing Pacific Stock Transfer to accept the Company instructions to rescind and cancel the shares.

RESOLVED that the Company agrees, in consideration of Pacific Stock Transfer Company agreeing to accept our instruction, to indemnify and save harmless Pacific Stock Transfer Company from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character by reason of your complying with these instructions.

AND FURTHER RESOLVED that the Board of Directors hereby authorizes and empowers Pacific Stock Transfer to reissue shares which are the result of any demand made by a shareholder or protected purchaser with a claim to the certificate as determined by Pacific Stock Transfer in its sole discretion.

IN WITNESS WHEREOF, the undersigned Director has executed this consent as of this 9th day of January 2020.

Lenny Greene
CEO/President/Director

January 9, 2020

Ref: Hold Harmless-Rescission

Gentlemen:

Enclosed please find a board of directors’ resolution authorizing the cancellation and return to authorized/treasury of the certificate(s) as indicated below:

Date	Cert #	# Shares	Registered in name of:

May 18, 2018	CS3 14072	225,000,000	Andy Grieder

We hereby certify that said shareholder (s) hold no legal interest in said stock.

We do hereby agree, for ourselves, our successor, assigns, heirs, executors or administrators, at all times now and hereafter to indemnify and hold harmless Pacific Stock Transfer Company, its principals and their successors and assigns (collectively “Pacific”) from and against all losses or damages that may arise by reason thereof, and all costs, charges, expenses and all actions or suits, whether groundless or otherwise, it being the purpose of this agreement of indemnity to fully protect Pacific in the premises.

In the absence of Greene Concepts, Inc. assuming liability and providing for Pacific Stock Transfer Companies defense, Pacific Stock Transfer Company will be authorized to reissue shares which are the result of any demand made by a shareholder or protected purchaser with a valid claim to the certificate as determined by Pacific in its sole discretion. Please note that as of May 18, 2018 Greene Concepts, Inc. was valued at $0.0029 amount per share.

Lenny Greene	CEO/President/Director

1865 Herndon Ave Suite K-358 Clovis, CA 93611	Phone 559-434-1000	http://greeneconcepts.com/

January 9, 2020

Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite 300
Las Vegas, NV 89119

Dear Pacific Stock Transfer Company,

The Board of Directors, hereby adopts and approves the Rescission and Cancellation of 225,000,000 shares of the Company issued to Andy Greider Certificate # CS3 14072

Unfortunately, because of the shareholders location it was not possible to obtain the customary signature medallion guarantee. Therefore, Greene Concepts Incorporated has decided to waive the requirement for a signature medallion guarantee.

At this time, we are directing Pacific Stock Transfer Company to process this rescission of the shares listed in accordance with the written instructions provided.

In consideration of Pacific Stock Transfer Company agreeing to accept our instruction to waive the requirement for a signature guarantee Greene Concepts Incorporated agrees to indemnify and save harmless Pacific Stock Transfer Company from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character by reason of your complying with these instructions.

In the absence of Greene Concepts Incorporated assuming liability and providing for Pacific Stock Transfer Companies defense, Pacific Stock Transfer Company will be authorized to reissue shares which are the result of any demand made by a shareholder with a valid claim to the certificate. Please note that as of May 18, 2018 Greene Concepts Incorporated -INKW was valued at $ .027 per share.

Sincerely,

Lenny Greene

CEO-President-Director

1865 Herndon Ave Suite K-358 Clovis, CA 93611	Phone 559-434-1000	http://greeneconcepts.com/

CS3-14072

ANDY 112150

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK.

NUMBER
14072

GREENE CONCEPTS INC.

SHARES
225,000,000

CUSIP# 39468C304

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL WHICH IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

This Certifies that

ANDY GREIDER

Is the Owner of *** Two Hundred Twenty-Five Million ***

Fully paid and non-assessable shares of Common Stock of

GREENE CONCEPTS INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of New York, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated: May 18, 2016

GREENE CONCEPTS INC. CORPORATE Seal NEW YORK

CHIEF EXECUTIVE OFFICER

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada

Authorized Signature

423-C • Copyright© 2000 Reynolds Graphics, Inc. / Salt Lake City, Utah

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	- as tenants by the entireties		(Cust)		(Minor)
JT TEN	- as joint tenants with the right of	Act__________________________________
	survivorship and not as tenants	(State)
in common

Additional abbreviations may also be used though not in the above list.

For value received, _______________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

, Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY